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                                                                   Exhibit 10.35

                              EMPLOYMENT AGREEMENT


                  AGREEMENT entered into as of December 1, 2000, between APPLERA CORPORATION, a Delaware corporation having its principal place of business at Norwalk, Connecticut (the "Company"), and Kathy P. Ordonez, residing at 5465 Hilltop Crescent, Oakland, CA 94618 (the "Employee").

                  WHEREAS, the Employee has rendered and/or will render valuable services to the Company and it is regarded essential by the Company that it have the benefit of Employee's services in future years; and

                  WHEREAS, the Board of Directors of the Company believes that it is essential that, in the event of the possibility of a Change in Control of the Company (as defined herein), the Employee be able to continue her attention and dedication to her duties and to assess and advise the Board of Directors of the Company (the "Board") whether such proposals would be in the best interest of the Company and its stockholders without distraction regarding any uncertainty concerning her future with the Company; and

                  WHEREAS, the Employee is willing to agree to continue to serve the Company in the future;

                  NOW, THEREFORE, it is mutually agreed as follows:

                  1. Employment. The Company agrees to employ Employee, and the Employee agrees to serve as an employee of the Company or one or more of its subsidiaries after a Change of Control during the Period of Employment (as those terms are defined in Section 2 hereof) in such executive capacity as Employee served immediately prior to the Change in Control which caused the commencement of the Period of Employment. The Employee also agrees to serve during the Period of Employment, if elected or appointed thereto, as a Director of the Board of Directors of the Company and as a member of any committee of the Board of Directors. Notwith-standing anything to the contrary herein, the Period of Employment shall not commence and the Employee shall not be entitled to any rights, benefits, or payments hereunder unless and until a Change in Control has occurred.

                  2.  Definitions.

                  (a) Cause. During the Period of Employment, "Cause" means termination upon (i) the willful and continued failure by the Employee to perform substantially her duties with the Company (other than any such failure resulting from the Employee's incapacity due to physical or mental illness) after a demand for a substantial performance is delivered to the Employee by the Chief Executive Officer of the Company ("CEO") which specifically identifies the manner in which the CEO believes that the Employee has not substantially performed her duties, or (ii) the willful engaging by the Employee in illegal conduct which is materially and demonstrably injurious to the Company. For purposes of this Section 2(a), no act, or failure to act, on the part of the Employee shall be considered "willful" unless done, or omitted to be done, by the Employee in bad faith and without reasonable belief that the Employee's action or omission was in, or not opposed to, the best interests of the Company.


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Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Employee in good faith and in the best interests of the Company. Notwithstanding the foregoing, the Employee shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to the Employee a copy of a resolution duly adopted by the affirmative vote of not less than three quarters of the entire membership of the Board at a meeting of the Board called and held for that purpose (after reasonable notice to the Employee and an opportunity for her, together with counsel, to be heard before the Board), finding that in the good faith opinion of the Board the Employee was guilty of the conduct set forth above in (i) or (ii) of this Section 2(a) and specifying the particulars thereof in detail.

                  (b) Cash Compensation. "Cash Compensation" shall mean the sum of (i) Employee's Base Salary (determined in accordance with the provisions of Section 4(a) hereof) and (ii) Employee's incentive compensation (provided for under Section 4(b) hereof), which shall be an amount equal to the greatest of
(x) the average of the amount of Employee's incentive compensation for the last three completed fiscal years immediately prior to the Employee's termination of employment (whether or not such years occurred during the Period of Employment),
(y) the target amount of such Employee's incentive compensation for the fiscal year in which her termination of employment occurs, or (z) the Employee's target amount for the fiscal year in which the Change in Control occurs.

                  (c) Change in Control. "Change in Control" means the occurrence of any of the following: an event that would be required to be reported (assuming such event has not been "previously reported") in response to
Item 1(a) of the Current Report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934; provided, however, that, without limitation, such a Change in Control shall be deemed to have occurred at such time as (i) any "person" within the meaning of
Section 14(d) of the Securities Exchange Act of 1934 becomes the "beneficial owner" as defined in Rule 13d-3 thereunder, directly or indirectly, of more than 25% of the Company's Common Stock; (ii) during any two-year period, individuals who constitute the Board of Directors of the Company (the "Incumbent Board") as of the beginning of the period cease for any reason to constitute at least a majority thereof, provided that any person becoming a director during such period whose election or nomination for election by the Company's stockholders was approved by a vote of at least three quarters of the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director without objection to such nomination) shall be, for purposes of this clause (ii), considered as though such person were a member of the Incumbent Board; or (iii) the approval by the Company's stockholders of the sale of all or substantially all of the stock or assets of the Company.

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                  (d) Disability. "Disability" means the absence of the Employee from her duties with the Company on a full-time basis for one hundred eighty
(180) consecutive days as a result of incapacity due to physical or mental illness.

                  (e) Good Reason. During the Period of Employment, "Good Reason" means:

                  (i) an adverse change in the status of the Employee (other than any such change primarily attributable to the fact that the Company may no longer be publicly owned) or position(s) as an officer of the Company as in effect immediately prior to the Change in Control or the assignment to the Employee of any duties or responsibilities which, in her reasonable judgment, are inconsistent with such status or position(s), or any removal of the Employee from or any failure to reappoint or reelect her to such position(s) (except in connection with the termination of the Employee's employment for Cause, Disability, or upon attaining age 65 or upon taking early retirement under any of the Company's retirement plans, or as a result of death or by the Employee other than for Good Reason);

                  (ii) a reduction by the Company after a Change in Control in the Employee's Base Salary;

                  (iii) a material reduction after a Change in Control in the Employee's total annual compensation; provided, however, that for these purposes a reduction for any year of over 10% of total compensation measured by the preceding year without a substantially similar reduction to all other executives participating in incentive compensation plans shall be considered "material"; and the failure of the Company to adopt or renew a stock option plan or to grant amounts of restricted stock or stock options, which are consistent with the Company's prior practices, to the Employee shall also be considered a material reduction, unless the Employee participates in substitute programs that provide substantially equivalent economic value to the Employee;

                  (iv) the failure by the Company to continue in effect any Benefit Plan (as hereinafter defined) in which Employee was participating at the time of the Change in Control (or Benefit Plans providing Employee with at least substantially similar benefits) other than as a result of the normal expiration of any such Benefit Plan in accordance with its terms as in effect at the time of the Change in Control, or the taking of any action, or the failure to act, by the Company which would adversely affect Employee's continued participation in any such Benefit Plans on at least as favorable a basis to Employee as was the case immediately prior to the Change in Control or which would materially reduce Employee's benefits in the future under any of such Benefit Plans or deprive Employee of any material benefit enjoyed by Employee immediately prior to the Change in Control;

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                  (v) the failure by the Company after a Change in Control to provide and credit Employee with the number of paid vacation days to which Employee was then entitled in accordance with the Company's normal vacation policy as in effect immediately prior to the Change in Control; or

                  (vi) the Company's requiring the Employee after a Change in Control to be based more than fifty miles from the Employee's principal place of business immediately prior to the Change in Control except for required travel on the Company's business to an extent substantially consistent with the business travel obligations which she undertook on behalf of the Company prior to the Change in Control.

                  (f) Period of Employment. (i) "Period of Employment" means, subject to the provisions of Section 2(f)(ii), the period of thirty-six (36) months commencing on the date of a Change in Control (as defined in Section 2(c) hereof) and the period of any extension or extensions thereof in accordance with the terms of this Section. The Period of Employment shall be extended automatically by one week for each week in which the Employee's employment continues after the date of a Change in Control.

                  (ii) Notwithstanding the provisions of Section 2(f)(i) hereof, the Period of Employment shall terminate upon the occurrence of the earliest of
(A) the Employee's attainment of age 65, or the election by the Employee to retire early from the Company under any of its retirement plans, (B) the death of the Employee, (C) the Disability of the Employee or (D) a termination of Employee's employment by the Company for Cause or by the Employee without Good Reason.

                  (g) Termination Date. "Termination Date" means the date on which the Period of Employment terminates.

                  3. Duties During the Period of Employment. While employed by the Company during the Period of Employment, the Employee shall devote her full business time, attention, and best efforts to the affairs of the Company and its subsidiaries; provided, however, that the Employee may engage in other activities, such as activities involving charitable, educational, religious, and similar types of organizations, speaking engagements, membership on the board of directors of other organizations, and similar types of activities to the extent that such other activities do not prohibit the performance of her duties under this Agreement, or inhibit or conflict in any material way with the business of the Company and its subsidiaries.

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                  4. Current Cash Compensation.

                  (a) Base Salary. The Company will pay to the Employee while employed by the Company during the Period of Employment an annual base salary ("Base Salary") in an amount determined by the Board of Directors or its Compensation Committee which shall never be less than the greater of (i) the Employee's Base Salary prior to the commencement of the Period of Employment or
(ii) her Base Salary during the preceding year of the Period of Employment; provided, however, that it is agreed between the parties that the Company shall review annually the Employee's Base Salary, and in light of such review may, in the discretion of the Board of Directors or its Compensation Committee, increase such Base Salary taking into account the Employee's responsi-bilities, inflation in the cost of living, increase in salaries of executives of other corporations, performance by the Employee, and other pertinent factors. The Base Salary shall be paid in substantially equal biweekly installments while Employee is employed by the Company.

                  (b) Incentive Compensation. While employed by the Company during the Period of Employment, the Employee shall continue to participate in such of the Company's incentive compensation programs for executives as the Employee participated in prior to the commencement of the Period of Employment. Any amount awarded to the Employee under such programs shall be paid to Employee in accordance with the terms thereof.

                  5. Employee Benefits.

                  (a) Vacation and Sick Leave. The Employee shall be entitled during the Period of Employment to a paid annual vacation of not less than twenty (20) business days during each calendar year while employed by the Company and to reasonable sick leave.

                  (b) Regular Reimbursed Business Expenses. The Company shall reimburse the Employee for all expenses and disbursements reasonably incurred by the Employee in the performance of her duties during the Period of Employment.

                  (c) Employment Benefit Plans or Arrangements. While employed by the Company, Employee shall be entitled to participate in all employee benefit plans, programs, or arrangements ("Benefit Plans") of the Company, in accordance with the terms thereof, as in effect from time to time, which provide benefits to senior executives of the Company. For purposes of this Agreement, Benefit Plans shall include, without limitation, any compensation plan such as an incentive, deferred, stock option or restricted stock plan, or any employee benefit plan such as a thrift, pension, profit sharing, pre-tax savings, medical, dental, disability, salary continuation, accident, life insurance plan, or a relocation plan or policy, or any other plan, program, or policy of the Company intended to benefit employees.

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                  6. Termination of Employment.

                  (a) Termination by the Company for Cause or Termination by the Employee Other Than for Good Reason. If during the Period of Employment the Company terminates the employment of the Employee for Cause or if the Employee terminates her employment other than for Good Reason the Company shall pay the Employee (i) the Employee's Base Salary through the end of the month in which the Termination Date occurs, (ii) any incentive compensation payable to her pursuant to Section 4(b) hereof, including a pro rata share for any partial year, (iii) any accrued vacation pay, and (iv) benefits payable to her pursuant to the Company's Benefit Plans as provided in Section 5(c) hereof through the end of the month in which the Termination Date occurs. The amounts and benefits set forth in clauses (i), (ii), (iii) and (iv) of the preceding sentence shall hereinafter be referred to as "Accrued Benefits."

                  (b) Termination by the Company Without Cause or by the Employee for Good Reason. If during the Period of Employment the Company terminates the Employee's employment with the Company without Cause or the Employee terminates her employment with the Company for Good Reason, the Company will pay to Employee all Accrued Benefits and, in addition, pay or provide to the Employee the following:

                  (i) within thirty (30) days after the date of termination, a lump sum equal to the greater of (A) the Employee's Cash Compensation for the remainder of the Period of Employment or (B) two times the Employee's Cash Compensation;

                  (ii) for the greater of two years or the remainder of the Period of Employment immediately following the Employee's date of termination, the Employee and Employee's family shall continue to participate in any Benefit Plans of the Company (as defined in Section 5(c) hereof) in which Employee or Employee's family participated at any time during the one-year period ending on the day immediately preceding Employee's termination of employment, provided that (a) such continued participation is possible under
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                        the terms of such Benefit Plans, and (b) the Employee
                        continues to pay contributions for such participation at the rates paid for similar participation by active Company employees in similar positions to that held by the Employee immediately prior to the date of termination. If such continued participation is not possible, the Company shall provide, at its sole cost and expense, substantially identical benefits to the Employee plus pay an additional amount to the Employee equal to the Employee's liability for federal, state and local income taxes on any amounts includible in the Employee's income by virtue of the terms of this Section 6(b)(ii) so that Employee does not have to personally pay any federal, state and local income taxes by virtue of the terms of this Section 6(b)(ii);

                  (iii) three additional years of service credit under the
                        Company's Non-Qualified Plans and, for purposes of such plans, Employee's final average pay shall be deemed to be her Cash Compensation for the year in which the date of termination occurs;

                  (iv) the Company shall take all reasonable actions to cause any Company restricted stock ("Restricted Stock") granted to Employee to become fully vested and any options to purchase Company stock ("Options") granted to Employee to become fully exercisable, and in the event the Company cannot effect such vesting or acceleration within sixty (60) days, the Company shall pay within thirty (30) days thereafter to Employee (i) with respect to each Option, an amount equal to the product of (x) the number of unvested shares subject to such Option, multiplied by (y) the excess of the fair market value of such a share of Company common stock on the date of Employee's termination of employment, over the per share exercise price of such Option and (ii) with respect to each unvested share of Restricted Stock an amount equal to the fair market value of such a share of Company common stock on the date of Employee's termination of employment.

Except as provided in the following sentence, the amounts payable to the Employee under this Section 6(b) shall be absolutely owing and shall not be subject to reduction or mitigation as a result of employment of the Employee elsewhere after the date of termination. Notwithstanding any provision herein to the contrary, the benefits described in clauses (i), (ii) and (iii) of this
Section 6(b) shall only be payable with respect to the period ending upon the earlier of (i) the end of the period specified in each such clause or (ii) Employee's attainment of age 65.

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                  7. Gross-Up. In the event any amounts due to the Employee
under this Agreement after a Change in Control, under the terms of any Benefit Plan, or otherwise payable by the Company or an affiliate of the Company are subject to excise taxes under Section 4999 of the Internal Revenue Code of 1986, as amended ("Excise Taxes"), the Company shall pay to the Employee, in addition to any other payments due under other provisions of this Agreement, an amount equal to the amount of such Excise Taxes plus the amount of any federal, state and local income or other taxes and Excise Taxes attributable to all amounts, including income taxes, payable under this Section 7, so that after payment of all income, Excise and other taxes with respect to the amounts due to the Employee under this Agreement, the Employee will retain the same net after tax amount with respect to such payments as if no Excise Taxes had been imposed.

                  8. Governing Law. This Agreement is governed by, and is to be construed and enforced in accordance with, the laws of the State of Connecticut. If under such laws any portion of this Agreement is at any time deemed to be in conflict with any applicable statute, rule, regulation, or ordinance, such portion shall be deemed to be modified or altered to conform thereto or, if that is not possible, to be omitted from this Agreement, and the invalidity of any such portion shall not affect the force, effect, and validity of the remaining portion hereof.

                  9. Notices. All notices under this Agreement shall be in writing and shall be deemed effective when delivered in person (in the Company's case, to its Secretary) or seventy-two (72) hours after deposit thereof in the U.S. mail, postage prepaid, for delivery as registered or certified mail -- addressed, in the case of the Employee, to the Employee at Employee's residential address, and in the case of the Company, to its corporate headquarters, attention of the Secretary, or to such other address as the Employee or the Company may designate in writing at any time or from time to time to the other party. In lieu of personal notice or notice by deposit in the U.S. mail, a party may give notice by telegram, fax or telex.

                  10. Miscellaneous. This Agreement may be amended only by a subsequent written agreement of the Employee and the Company. This Agreement shall be binding upon and shall inure to the benefit of the Employee, the Employee's heirs, executors, administrators, beneficiaries, and assigns and to the benefit of the Company and its successors. Notwithstanding anything in this Agreement to the contrary, nothing herein shall prevent or interfere with the ability of the Company to terminate the employment of the Employee prior to a Change in Control nor be construed to entitle Employee to be continued in employment prior to a Change in Control and this Agreement shall terminate if Employee or the Company terminates Employee's employment prior to a Change in Control. Similarly, nothing herein shall prevent the Employee from retiring under any of the Company's retirement plans and receiving the corresponding benefits thereunder consistent with the treatment of other Company employees.

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                  11. Fees and Expenses. The Company shall pay all reasonable legal fees and related expenses incurred by the Employee in connection with this Agreement following a Change in Control of the Company, including without limitation, all such fees and expenses, if any, incurred in connection with (i) contesting or disputing any termination of the Employee's employment hereunder, or (ii) the Employee seeking to obtain or enforce any right or benefit provided by the Agreement.

                  12. Arbitration. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in Connecticut by three arbitrators in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction; provided, however, that the Employee shall be entitled to be paid as if his or her employment continued during the pendency of any dispute or controversy arising under or in connection with this Agreement. The Company shall bear all costs and expenses arising in connection with any arbitration pursuant to this Section 12.


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                  IN WITNESS WHEREOF, the parties hereto have executed this
Agreement as of the year and day first above written.

                                             APPLERA CORPORATION

                                             By: /s/ Tony L. White
                                                 ------------------------------
                                                      Tony L. White
                                                      Chairman, President and
                                                      Chief Executive Officer

ATTEST:

By:  /s/ William B. Sawch
     ----------------------------
         William B. Sawch
         Senior Vice President and
         General Counsel


                                             ACCEPTED AND AGREED:

                                             /s/ Kathy P. Ordonez
                                             -----------------------------------
                                             Kathy P. Ordonez